Exhibit 20(c)


                     Monthly Certificateholders' Statement

                     Sears Credit Account Master Trust II

                        Series 1995-3 Monthly Statement

Distribution Date:January 15, 1999    Due Period Ending:December 1998


Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1995-3 Investors this Due Period

                           Total          Interest     Principal

Series 1995-3

Class A                 $2,916,666.67   $2,916,666.67    $0.00
Class B                   $135,937.50     $135,937.50    $0.00
Class C                    $0.00            $0.00        $0.00

2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST       $11,002,879,718.90

Aggregate Investor Interest                        $7,522,609,580.36

Seller Interest                                    $3,480,270,138.54

(b)INVESTOR INTEREST BY GROUPS

 Group One Investor Interest                       $7,522,609,580.36

(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                      $706,392,378.10
Series 1995-1 Investor Interest                      $235,295,000.00
Series 1995-2 Investor Interest                      $705,883,000.00
Series 1995-3 Investor Interest                      $588,240,000.00
Series 1995-4 Investor Interest                      $100,091,902.99
Series 1995-5 Investor Interest                      $588,250,000.00
Series 1996-1 Investor Interest                      $588,240,000.00
Series 1996-2 Investor Interest                      $498,316,299.27
Series 1996-3 Investor Interest                      $588,240,000.00
Series 1996-4 Investor Interest                      $588,240,000.00
Series 1996-5 Investor Interest                      $628,931,000.00
Series 1997-1 Investor Interest                      $588,240,000.00
Series 1998-1 Investor Interest                      $588,250,000.00
Series 1998-2 Investor Interest                      $530,000,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1995-3)

Class A Investor Interest                            $500,000,000.00
Class B Investor Interest                            $22,500,000.00
Class C Investor Interest                            $65,740,000.00

TOTAL CLASS INVESTOR  INTEREST                       $588,240,000.00

3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                 $734,152,801.05

Principal Receivables Collected                      $551,492,049.35

Finance Charge Receivables Collected                 $182,660,751.70

Recovered Amounts added as Additional Funds          $11,850,564.97


                                                          Additional
                       Finance Charge    Principal        Allocable
                       Collections       Collections      Amounts


(b)ALLOCATION OF
COLLECTIONS WITH
RESPECT TO THE
INVESTOR INTEREST
AND THE SELLER INTEREST

Aggregate Investor
Allocation (Aggregate
Investor Percentage
multiplied by total
Collections received
during the Due Period) $128,635,059.80   $388,376,879.45  $11,850,564.97

Seller Allocation (Seller
Percentage multiplied
by total Collections
received during the
Due Period)            $54,025,691.91    $163,115,169.90  $0.00

(c)Group One
Allocation             $128,635,059.80   $388,376,879.45  $11,850,564.97

(d)Series 1995-3
Allocation                $9,896,164.87  $29,878,647.67   $911,688.81

(e)Reallocations of
Collections to Series
1995-3 from other series
in Group One and application
of Charge-Off reimbursements
to Principal payments.       $0.00        $0.00            $0.00


4.Information Concerning Controlled Amortization Amount


                          Amount Distributed     Total Distributions
                        this Due Period         through this Due Period

SERIES 1995-3 BY CLASS:

Class A                    $0.00                        $0.00
Class B                    $0.00                        $0.00
Class C                    $0.00                        $0.00

5.Investor Charged-Off Amounts                      This Due Period

(a)Group One (the sum of the Series Investor
 Charged-Off Amounts for all Series in Group One)     $50,086,858.43

(b)Series 1995-3 (the sum of the Class Investor
 Charged-Off Amounts for all Classes in Series 1995-3) $3,853,287.04

(c)Series 1995-3 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                             $3,275,267.78

Class B (Class B Percentage multiplied
by the Charged-Off Amount)                               $147,387.05

Class C (Class C Percentage multiplied
by the Charged-Off Amount)                               $430,632.21

6.Investor Losses

(a)Group  One                                                $0.00

(b)Series 1995-3                                             $0.00

(c)Series 1995-3 By Class:

Class A                                                      $0.00
Class B                                                      $0.00
Class C                                                      $0.00

7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                  $5,352,254.04

INVESTOR SERVICING FEE

(a)Group One                                          $12,743,705.69

(b)Series 1995-3                                         $980,400.00

8.Performance Analysis

(a)Portfolio Yield (Finance Charge
Collections during the Due Period
divided by PrincipalReceivables in
the Trust as of the first day of
the Due Period)                                               20.19%

(b)Charge-Offs (Charged-Off Amounts
during the Due Period divided by Principal
Receivables in the Trust as of the first day
of the Due Period)                                             7.86%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in
the Trust as of the first day of the Due
Period)                                                        1.86%

(d)Investor Servicing Fee Percentage (weighted
average of Investor Servicing Fees for Series 1995-3)          2.00%

(e)Weighted Average Certificate Rate (weighted average
certificate rates for all classes of Series 1995-3)            6.23%

f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of Charge-Offs, the Investor Servicing Fee Percentage and the Weighted Average
Certificate Rate)                                              5.96%

(g)Total Payment Rate (Aggregate Collections during the Due
Period divided by the aggregate amount of Receivables in the
Trust as of the first day of the Due Period)                   6.65%

9.Summary Delinquency Aging Information

The Accounts in the Trust have the following delinquency distribution (1):

                                        December 1998

Delinquencies as a % of balances (2)
   60 - 89 days past due....................1.76%
   90 - 119 days past due...................1.38%
   120 days or more past due................2.91%
Total Delinquencies                         6.05%

(1) In October 1998, Sears completed the conversion to the Total Systems Services, Inc. ("TSYS") account processing system of approximately 12 % of the accounts in the Sears Portfolio, affecting approximately 14% of the receivable balances in the Trust at the end of the December Due Period. The accounts converted were selected without regard to whether they were in the Trust. The data above excludes Accounts that have been converted to TSYS. For a further discussion of Sears change to the new aging methodology in connection with the conversion of its receivable processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

(2) Under Sears existing receivables processing system, in general, Sears considers an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data above reflect the percentage of account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment and exclude accounts that have been converted to TSYS. The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

Under the new TSYS processing system, Sears determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The following data reflect Accounts for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

   60 - 89 days past due............................2.55%
   90 - 119 days past due...........................1.81%
  120 days or more past due.........................4.82%
  Total Delinquencies                               9.18%


                               THE FIRST NATIONAL BANK OF CHICAGO,
                               as Trustee


                               By:/s/ Janice Ott Rotunno
                                      Janice Ott Rotunno
                                  Vice President and
                                  Assistant Secretary